SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934


               Date of Report (Date of Earliest Event Reported):
                               September 23, 1999



                                CDBEAT.COM, INC.

            (Exact Name of Registrant as Specified in its Charter)

    Delaware                             333-70663
06-1529524
(State or other               (Commission File        (IRS Employer
 jurisdiction of               Number)                 Identification
 incorporation)                                        No.)

                          444 Bedford Street, Suite 8s
                               Stamford, CT 06901
                   (Address of principal executive offices)

                   Registrant's Telephone Number, including
                          area code:  (203) 602-9994




                (Former Address, if changed since last report)





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312396 v.3 [6P1_03!.WPD]
      Item 1.  Changes in Control of Registrant

      On September 23, 1999, Atlantis Equities, Inc., a New York corporation ("Atlantis"), entered into a warrant agreement (the "Warrant") with CDbeat.com, Inc., a Delaware corporation (the "Company"). The Warrant entitles Atlantis, or its registered assignee ("Holder"), to purchase from the Company, (a) 7,819,092 shares of the Common Stock of the Company ("Common Stock"), representing 80% of the fully diluted Common Stock of the Company after giving effect to the exercise of the Warrant, except for options to purchase 190,516 shares of Common Stock at $2.50 per share (the "Outstanding Options"), and (b) options exercisable for 762,064 shares of Common Stock at $2.50 per share and expiring December 31, 2000, representing 80% of the shares of Common Stock underlying the Outstanding Options. The Warrant is exercisable, in whole or in part, during the period commencing on September 23, 1999 and ending on September 29, 1999, provided, however, that if the Company receives a $50,000 loan from Holder or a source arranged by Holder on or before September 29, 1999 such exercise period shall be extended to October 30, 1999 and provided, further, that if the Company enters into an agreement for a merger or acquisition (the "Acquisition") on or prior to October 30, 1999, the period during which this Warrant may be exercised shall be extended to the earlier of the closing or termination of the Acquisition, and provided, further, that if the Company has not closed a merger or acquisition by October 30, 1999, the Warrant shall expire unless the Company receives, by November 1, 1999, an additional $50,000 loan from Holder or a source arranged by Holder. The exercise price of the Warrant is an aggregate of $1,000,000. The $50,000 loan made by Cakewalk LLC, as described below, met the requirement for extending the expiration date of the Warrant to at least October 30, 1999.

      Atlantis is solely owned by Nancy J. Ellin. If Atlantis were to exercise the Warrant, Atlantis would control the Company.

      The above description of the Warrant is incomplete and is qualified in its entirety by reference to the copy of such agreement filed as Exhibit 1.1 annexed hereto.

      Subsequent to the acquisition of the Warrant, Atlantis introduced to the Company an entity, Cakewalk LLC ("Cakewalk"), which Atlantis proposed as a potential acquisition candidate. On September 28, 1999, the Company entered into a letter of intent (the "Letter of Intent") with Cakewalk contemplating the acquisition of Cakewalk in a transaction in which the stockholders of Cakewalk
would  receive   approximately  50%  of  the  Company.   The  Letter  of  Intent
contemplates certain changes to the management and capital structure of the Company. After the contemplated acquisition, the Company will be managed by Robert Miller as President and Chief Executive Officer, together with such other officers, including a chief operating officer and a chief financial officer, as shall be selected by Robert Miller with the consent of the Company's board of directors. Joel Arberman will become the Company's Internet Officer. The initial board of directors will consist of the following seven members plus one observer: Joel Arberman, Adam Blumenkranz, Robert Ellin, Peter Ezersky, Jonathan
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Foster,  David  Goddard,  Robert  Miller (as  Chairman),  and Thomas  Cyrana (as
observer). Upon the closing of the contemplated acquisition the Letter of Intent contemplates that the Company's and Cakewalk's equity owners will each own 9,773,865 shares of Common Stock, constituting 50% each of the post-acquisition common shares. The shares owned by the Company's current equity owners assuming the exercise by Atlantis of the Warrant, the cancellation of 2,227,450 shares and 321,974 shares owned by Joel Arberman and Bryan Eggers, respectively, and the conversion of all outstanding preferred stock to Common Stock, will be substantially as follows:

                  CDbeat                        Common Shares
            Public shareholders                   561,600
            Consultants                            42,597
            Bryan Eggers                          178,026
            Joel Arberman                       1,172,550
            Atlantis Equities, Inc.             7,819,092
                  Total                         9,773,865

      In addition, the Company will issue 2,932,159 management stock options, at an exercise price per share to be agreed upon prior to closing of such acquisition, 1,955,750 will be issued to Robert Miller, with the balance reserved to other officers of the Company and to be awarded by the Company's board of directors. The proposed acquisition is subject to numerous conditions including, among other things: approval by Cakewalk's supervisory board and the Company's board of directors; satisfactory mutual legal and financial due diligence; all necessary approvals; completion of the acquisition on a tax-free basis to Cakewalk's owners; and execution of definitive documentation, including representations and warranties, covenants, conditions and other customary terms. There can be no assurance that the contemplated acquisition will be consummated on the terms set forth in the Letter of Intent or at all.

      The above description of the Letter of Intent is incomplete and is qualified in its entirety by reference to the copy of such letter filed as
Exhibit 1.2 annexed hereto.

      In connection with the Letter of Intent, Cakewalk loaned the Company the principal amount of $50,000. In connection with such loan, Cakewalk and the Company entered into a note and security agreement dated September 28, 1999 (the "Note"). The loan bears interest at 10% per annum and is due on December 28, 1999 (the "Maturity Date"); The loan is secured by substantially all assets of the Company.

      The above description of the Note and Security Agreement is incomplete and is qualified in its entirety by reference to the copy of such agreement filed as
Exhibit 1.3 annexed hereto.

      In addition, the Company and Joel Arberman, the principal stockholder of the Company entered into an agreement dated September 28, 1999 whereby he pledged 3,390,000 shares of Common Stock to Cakewalk to secure the Company's obligations to Cakewalk under the Note (the "Share Pledge Agreement").

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      The above  description of the Share Pledge  Agreement is incomplete and is qualified in its entirety by  reference to the copy of such  agreement  filed as
Exhibit 1.4 annexed hereto.

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      Item  7.  Financial  Statements,  Pro  Forma  Financial  Information  and
Exhibits

      (a) Not applicable

      (b) Not applicable

      (c) Exhibits

            10.1 Warrant Agreement dated September 23, 1999 between the Company and Atlantis Equities, Inc.

            10.2 Letter of Intent dated September 28, 1999 between the Company and Cakewalk LLC.

            10.3 Note and Security Agreement dated September 28, 1999 between the Company and Cakewalk LLC.

            10.4 Share Pledge Agreement dated September 28, 1999 between Joel Arberman and Cakewalk LLC

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312396 v.3 [6P1_03!.WPD]
                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


      Dated: October 7, 1999

                                          CDBEAT.COM, INC.



                                          By: /s/ Joel Arberman
                                               Name: Joel Arberman
                                               Title: President and CEO

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312396 v.3 [6P1_03!.WPD]
                                Index to Exhibits

      Exhibit No.       Description

      10.1 Warrant Agreement dated September 23, 1999 between the Company and Atlantis Equities, Inc.

      10.2 Letter of Intent dated September 28, 1999 between the Company and Cakewalk LLC.

      10.3 Note and Security Agreement dated September 28, 1999 between the Company and Cakewalk LLC.

      10.4 Share Pledge Agreement dated September 28, 1999 between Joel Arberman and Cakewalk LLC.

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